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                                                                    Exhibit 23.1





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Comtech Group, Inc. on Form S-8 of our report dated March 28, 2005, which report expresses an unqualified opinion and includes an explanatory paragraph relating to the translation of Renminbi into United States dollars for the convenience of the readers, relating to the consolidated financial statements of Comtech Group, Inc., appearing in the Registration Statement on Form S-1, as amended on May 27, 2005, of Comtech Group, Inc.

/s/ Deloitte Touche Tohmatsu

Deloitte Touche Tohmatsu
Certified Public Accountants
Hong Kong
June 10, 2005